EXHIBIT A.3


               I, the undersigned, HEREBY CERTIFY that at a meeting of the Board of Directors of THE CONNECTICUT LIGHT AND POWER COMPANY, duly called and held on February 10, 1997, at which a quorum was present and acting throughout, the following preamble and resolutions were duly adopted:

               WHEREAS, the Company has entered into a Receivables Purchase and Sale Agreement dated July 11, 1996 (the "Existing Agreement") under which the Company each month may, in its discretion and subject to the satisfaction of certain conditions precedent, sell to Corporate Asset Funding Company, Inc. or certain banks an undivided interest in certain billed and unbilled accounts receivable and related assets originated by the Company and arising from the sale of electricity and related services to its retail customers (the "Receivables"); and

               WHEREAS, the Company desires to have any sales of Receivables by it accounted for as sales for financial reporting purposes; and

               WHEREAS, in order for such sales made after January 1, 1997 to be so treated, they must comply with the requirements of the Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, No. 162-C, issued in June 1996 by the Financial Accounting Standards Board ("FAS 125"); and

               WHEREAS, the formation of a wholly owned special purpose corporation to serve as an intermediate transferee/transferor of the Receivables will enable the company to satisfy certain requirements of FAS 125 on terms which are in the Company's interests; and

               WHEREAS, the Company desires to restructure the accounts receivable purchase and sale program contemplated by the Existing Agreement to include, among other things, the special purpose corporation.

               NOW, THEREFORE, IT IS

               RESOLVED, that, subject to all necessary approvals from regulatory agencies, the Company is authorized to (i) organize under the Connecticut Business Corporation Act a wholly owned special purpose corporation (the "SPC") for the sole purpose of acquiring Receivables from the Company and selling Receivables or undivided interests therein to one or more purchasers on terms similar to those set forth in the Existing Agreement; (ii) capitalize the SPC and make equity contributions to it from time to time; and (iii) acquire all of the capital stock of the SPC.

               RESOLVED, that the Company is authorized to enter into a receivables purchase and sale agreement with the SPC (the "New Agreement") under which the Company will sell Receivables to the SPC on such terms as the officers of the Company executing such agreement shall deem appropriate.

               RESOLVED, that the Chairman, the President, any Vice President, the Treasurer, and any Assistant Treasurer are severally authorized in the name and on behalf of the Company to execute and deliver the New Agreement, the execution and delivery thereof to be sufficient and conclusive evidence that the same is within the authority conferred by these resolutions.

               RESOLVED, that the officers of the Company shall cause the Existing Agreement to terminate upon the effectiveness of the New Agreement.

               RESOLVED, that the officers of the Company are authorized to prepare and file with the Connecticut Department of Public Utility Control and the Securities and Exchange Commission ("SEC"), such applications and, in the case of the SEC, such disclaimers, as they may determine to be necessary to request approval or authorization for the Company to engage in the transactions contemplated by these resolutions or to take any actions necessary or appropriate in connection therewith; and the officers of the Company are severally authorized to file such amendments to the foregoing applications and to take such other actions in relation thereto as they may deem necessary or desirable.

               RESOLVED, that the officers of the Company are severally authorized to execute and deliver all such other documents and take all such other actions to effect the restructured accounts receivable purchase and sale program contemplated by these resolutions in accordance with the documents relating thereto and the transactions contemplated by the foregoing resolutions as the officer or officers so acting may deem necessary or advisable to carry out the purposes of the foregoing resolutions, the execution and delivery thereof and the taking of such actions to be sufficient and conclusive evidence that the same is within the authority conferred by these resolutions.


               I DO FURTHER CERTIFY that the foregoing resolutions are still in full force and effect as of this date.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Company on this 30{th} day of June, 1997.


                                                    O. Kay Comendul
                                                   Assistant Secretary



(Seal)